Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of October 9, 2014 by and among InSite Vision Incorporated, a Delaware corporation having a place of business at 965 Atlantic Avenue, Alameda, California 94501 (the “Company”), Riverbank Capital Securities, Inc., broker-dealer, as placement agent (the “Placement Agent”), and the undersigned purchasers (each, a “Purchaser” and collectively, the “Purchasers”) of 12% Senior Secured Notes of the Company, the form of which is attached hereto as Exhibit A (the “Notes”) and recipients of warrants (“Warrants”) to purchase shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company.

W I T N E S S E T H:

WHEREAS, the Company desires to sell up to $15,000,000 in aggregate principal amount of Notes (the “Maximum Commitment Amount”), and in connection therewith, issue Warrants, to persons who qualify as “accredited investors” as defined in Rule 501(a) of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption provided by Regulation D or pursuant to Section 4(a)(2) of the Securities Act;

WHEREAS, each Purchaser desires to commit to purchase up to the aggregate principal amount of Notes as set forth on the signature page hereof (such amount, with respect to each Purchaser, its “Commitment Amount”, and the aggregate of all Commitment Amounts for all Purchasers that are parties to this Agreement at any given time, the “Aggregate Commitment Amount”) and will receive corresponding Warrants on the terms and conditions set forth in this Agreement; and

WHEREAS, concurrently with the execution of this Agreement, (a) the Company and U.S. Bank National Association (the “Collateral Agent”) are entering into a Security Agreement, of even date herewith (the “Security Agreement”), and (b) the Collateral Agent and the Purchasers are entering into a Collateral Agency Agreement, of even date herewith (the “Collateral Agency Agreement”).

NOW, THEREFORE, in consideration of the promises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.	OFFERING; SUBSCRIPTION

1.1 The Offering. Subject to the terms and conditions of this Agreement, the Company will offer to sell to persons who qualify as “accredited investors” as defined in Rule 501(a) of Regulation D, pursuant to an exemption provided by Regulation D or pursuant to Section 4(a)(2) of the Securities Act (the “Offering”), Notes, which will be sold in minimum principal denominations of $250,000 (or such other principal amount determined in the mutual discretion of the Placement Agent and the Company), and in addition, in order to induce Purchasers to purchase Notes, the Purchasers will receive Warrants to purchase the number of shares of Common Stock determined in accordance with Section 1.4(c), which will be exercisable for five years from the applicable Closing Date (as defined below) in which the Warrant is issued, and will otherwise be in the form attached hereto as Exhibit B. The Notes, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) are, individually and collectively, referred to herein as the “Securities”.

1.2 Subscription; Commitment.

(a) Subject to the terms and conditions of this Agreement, each Purchaser, severally and not jointly, hereby subscribes for and irrevocably commits to purchase from the Company up to its Commitment Amount of aggregate principal amount of Notes and will receive corresponding Warrants (the “Subscriptions”) and the Company, subject to Section 1.3 below, agrees to sell such Notes and issue Warrants to the Purchaser. Each Purchaser must complete and return a duly executed, unaltered, and completed Confidential Purchaser Questionnaire in the form of Schedule A attached hereto prior to or concurrently with the execution of this Agreement.

(b) The Company shall have the right, at any time on or before the 60th day after the Initial Closing (as defined below), to enter into additional Subscriptions with prospective Purchasers approved by the Company and the Placement Agent, until the Aggregate Commitment Amount equals the Maximum Commitment Amount. The Company shall have the right to accept or reject Subscriptions after the date hereof in its sole discretion. Upon execution and delivery of the relevant signature pages to this Agreement and any other Transaction Documents to which the Purchasers are party, such prospective Purchasers shall become parties to, and be bound by, this Agreement and the Transaction Documents, without the need for an amendment to any of this Agreement or the other Transaction Documents, and the Aggregate Commitment Amount shall be automatically increased by the applicable Commitment Amount of each such Purchaser.

1.3 Tranches; Closings. The purchase and sale of Notes and issuance of the Warrants in connection therewith shall take place in one or more tranches (each, a “Tranche”) as determined by the Company pursuant to the terms and conditions of this Agreement. The initial Tranche will be drawn in two separate closings, the first of which (the “Initial Closing”) shall occur on the date of this Agreement, or on such other date agreed upon by the Company and the Placement Agent (the “Initial Closing Date”), and the second of which (the “Second Closing”) shall take place on the date that Subscriptions totaling in the aggregate the Maximum Commitment Amount are received (including Subscriptions with respect to which Notes were purchased and Warrants were issued in the Initial Closing). After the Initial Closing Date and prior to the second anniversary of the Initial Closing Date (the “Draw Termination Date”), the Company may, in its sole and absolute discretion, schedule one or more subsequent closings for the purchase and sale of Tranches of Notes and having aggregate principal amount of not less than one third (1/3) of the Aggregate Commitment Amount per Tranche, together with corresponding Warrants (each, a “Subsequent Closing”), until the entire Aggregate Commitment Amount of Notes has been sold. The Company shall schedule a Subsequent Closing by sending a written notice in substantially the form attached hereto as Exhibit C to the Placement Agent and to each Purchaser (a “Tranche Request”) at least 15 calendar days prior to the date of the Subsequent Closing, or a shorter period otherwise agreed upon by the Company and the

Placement Agent. The Initial Closing, the Second Closing and each Subsequent Closing are each sometimes referred to herein as a “Closing,” and the date on which each such Closing occurs is sometimes referred to herein as a “Closing Date.” The Company may in its sole and absolute discretion decide not to schedule any Subsequent Closings and the Company is under no commitment to sell and issue all or any of the Notes and Warrants available for sale and issuance pursuant to this Agreement after the Initial Closing.

1.4 Actions to be Taken in Connection with the Closing of each Tranche.

(a) The parties hereto acknowledge and agree that an aggregate amount of one third (1/3) of the Aggregate Commitment Amount for Subscriptions received as of the date hereof will be sold and issued in the Initial Closing, and the Placement Agent has notified each Purchaser participating in the Initial Closing prior to the execution of this Agreement of such Purchaser’s Closing Amount (as defined below) with respect to the Initial Closing. Further, the parties hereto acknowledge and agree that an aggregate amount of one third (1/3) of the Commitment Amounts for Subscriptions received with respect to Purchasers that did not purchase Notes and receive Warrants in the Initial Closing will be sold and issued to such Purchasers in the Second Closing, and the Placement Agent has notified each such Purchaser prior to their execution of this Agreement of such Purchaser’s Closing Amount with respect to the Second Closing. Thereafter, promptly after receipt of any Tranche Request for any Subsequent Closing, the Placement Agent will forward the Tranche Request to each Purchaser. For purposes of this Agreement, (i) “Closing Amount” means, with respect to each Purchaser, the Purchaser’s Pro Rata Share of the Aggregate Purchase Price applicable to such Closing, (ii) “Aggregate Purchase Price” means the aggregate principal amount of Notes to be purchased by all Purchasers at a Closing, as determined by the Company subject to the terms and conditions of this Agreement, and (iii) “Pro Rata Share” means, with respect to each Purchaser, the quotient obtained by dividing (A) such Purchaser’s Commitment Amount, by (B) the aggregate Commitment Amounts of all Purchasers hereunder.

(b) At each Closing, the Company will sell to each Purchaser and each Purchaser will purchase from the Company, a Note having a principal amount equal to the Purchaser’s Closing Amount for the applicable Tranche, and in connection therewith, will issue each Purchaser a Warrant to purchase a number of shares of Common Stock equal to the product obtained by multiplying the Applicable Percentage (as defined below) by the quotient obtained by dividing (x) the Purchaser’s Closing Amount applicable to such Tranche, by (y) the Market Value (as defined below) applicable to such Tranche. The Warrants shall have an exercise price equal to 115% of the Market Value applicable to the Tranche in which they are issued.

(c) For purposes of this Agreement, (i) “Applicable Percentage” means (A) 25% for the first Tranche (which, for the avoidance of doubt, applies to Warrants issued in the Initial Closing and the Second Closing), (B) 25% for the second Tranche, and (C) 20% for each subsequent Tranche, provided, however, that for any Tranche for which the Company delivers a Tranche Request to the Placement Agent after the date that is 12 months following the Initial Closing Date, the Applicable Percentage shall be 35%; and (ii) “Market Value” means (A) for Initial Closing, the VWAP of the Common Stock for the five Trading Days immediately preceding the Initial Closing Date, (B) for Second Closing, the VWAP of the Common Stock for the five Trading Days immediately preceding the date of the Second Closing, and (C) for each subsequent Tranche, the lesser of (x) the VWAP of the Common Stock for the five Trading Days immediately preceding the Initial Closing Date, and (y) the VWAP of the Common Stock for the five Trading Days immediately preceding the applicable Closing Date for such Tranche. For purposes of this Agreement, the “VWAP” of the Common Stock for any given period, shall be the volume weighted average sale price of the Company’s Common Stock for such period, as reported by Bloomberg Financial Markets. For purposes of this Agreement, “Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market (including the OTC Bulletin Board), as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by OTC Link LLC (formerly known as Pink Sheets LLC) (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day (as defined below). “Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT (formerly the American Stock Exchange), the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question. “Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Initial Closing Date, shall be the OTC Bulletin Board.

(d) Upon compliance with all conditions to the applicable Closing, the institution designated by the Placement Agent, with notice to the Company, shall release the proceeds of the Closing to the Company, less fees and expenses due to the Placement Agent.

1.5 Payment Mechanics. No later than one Business Day prior to each Closing, each Purchaser will deposit its Closing Amount into escrow with an institution designated by the Placement Agent pursuant to the instructions in the applicable Tranche Request. The Closing Amount is payable by wire transfer or such other method as determined by the Placement Agent. Purchasers paying by wire transfer should direct such wire transfer to the account specified on the applicable Tranche Request.

1.6 Delivery of Documents. The documents evidencing the Notes purchased, and the Warrants issued, at the Closing will be delivered by the Company to the Placement Agent on the applicable Closing Date.

II.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASERS

Each Purchaser hereby represents, warrants and covenants to the Company, severally and not jointly, as follows:

2.1 The Purchaser recognizes and acknowledges that the purchase of the Securities involves a high degree of risk including, but not limited to, the following: (i) an investment in the Company is highly speculative, and only Purchasers who can afford the loss of their entire investment should consider investing in the Company and the Securities; (ii) the Purchaser may not be able to liquidate his/her/its investment; (iii) transferability of the Securities is extremely limited; (iv) in the event of a disposition of the Securities, the Purchaser could sustain the loss of his/her/its entire investment; and (v) the Company has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future.

2.2 The Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D as indicated by the Purchaser’s responses to the questions contained in Schedule A hereof, which responses are true and correct as of the date hereof and shall be true and correct as of each Closing, and the Purchaser is able to bear the economic risk of an investment in the Company for an indefinite period of time. If the Purchaser is a natural person, the Purchaser has reached the age of majority in the state or other jurisdiction in which the Purchaser resides.

2.3(a) The Purchaser hereby acknowledges and represents that (i) the Purchaser is knowledgeable, sophisticated and has experience in making, and is qualified to make, decisions with respect to investments representing an investment decision like that involved in the purchase of the Securities hereunder and has prior investment experience, including investment in securities which are non-listed, unregistered and/or not traded on a national securities exchange; (ii) the Purchaser recognizes that the Company’s financial condition has been and continues to be weak and the Company’s auditors have included explanatory paragraphs in the Company’s audited financial statements for the fiscal year ended 2013 indicating substantial doubt as to the Company’s ability to continue as a going concern; and (iii) Purchaser recognizes that the market price of the Common Stock of the Company has been and continues to be volatile, and Purchaser has carefully evaluated the risks of an investment in the Securities.

(b) The Purchaser hereby acknowledges that the Purchaser has read the Offering Materials (as defined below), including the sections titled “Risk Factors” set forth therein, and understands that (i) an investment in the Securities is a highly speculative investment, and in the event of a liquidation, bankruptcy or insolvency of the Company, it is highly unlikely that the Company will have sufficient assets to repay all the Notes in full; (ii) the collateral securing the Company’s obligations under the Notes consists primarily of the Company’s intellectual property, the value of which is tied to the Company as a going concern and such collateral will generate substantially less value to secured creditors in a liquidation than the operating value of the Company; and (iii) delays, costs and expenses incurred in connection with any enforcement of the Collateral (as defined in the Security Agreement) will further erode the amount of funds available, if any, to repay the holders of Notes.

2.4 The Purchaser hereby acknowledges that he/she/it has received and carefully reviewed this Agreement and the offering materials provided to the Purchasers, as amended or supplemented, including all documents attached thereto or incorporated by reference therein (the “Offering Materials”), including the following documents filed by the Company with the Securities and Exchange Commission (the “SEC” or the “Commission”): Annual Report on Form 10-K for the year ended December 31, 2013, filed March 31, 2014; Amendment No. 1 to Annual Report on Form 10-K/A for the year end December 31, 2013, filed April 30, 2014;

Quarterly Report on Form 10-Q for the three months ended March 31, 2014, filed May 15, 2014; Quarterly Report on Form 10-Q for the three months ended June 30, 2014, filed August 14, 2014; Proxy Statement on Schedule 14A filed May 28, 2014; Current Reports on Form 8-K filed June 13, 2014, July 22, 2014, and July 31, 2014. Any information that the Company subsequently files with the SEC prior to the Draw Termination Date that is incorporated by reference will automatically update and supersede any previous information that is part of, and be included in, the Offering Materials. The Purchaser further represents that the Purchaser has been furnished by the Company during the course of this transaction with all information regarding the Company which the Purchaser, its investment advisor, attorney and/or accountant has requested or desired to know or which is otherwise relevant to an investment decision, has been afforded the opportunity to ask questions of, and receive answers from, duly authorized officers or other representatives of the Company concerning the terms and conditions of the Offering, and has received any additional information which the Purchaser or its advisors or agents has requested.

2.5 (a) The Purchaser has relied solely upon the information in the Offering Materials or provided by the Company in making the decision to invest in the Securities. The Purchaser is familiar with and understands the terms of the Offering, including the rights to which the Purchaser is entitled under this Agreement. In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or other information (whether oral or written) from the Company, or any agent, employee or Affiliate (as defined below) of the Company other than as set forth in the Offering Materials, in this Agreement or resulting from Purchaser’s own independent investigation. Purchaser understands and acknowledges that nothing in this Agreement, the Offering Materials or any other materials provided to Purchaser in connection with the Subscription for the Securities constitutes investment, tax or legal advice. To the extent deemed necessary or advisable by Purchaser in his/her/its sole discretion, the Purchaser has retained, at his/her/its sole expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and its purchase of the Securities hereunder.

(b) The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

2.6 The Purchaser hereby acknowledges that neither the Offering nor the Offering Materials has been reviewed, recommended or endorsed by the SEC or any state securities regulatory authority or other governmental body or agency, since the Offering is intended to be exempt from the registration requirements of Section 5 of the Securities Act pursuant to Regulation D or pursuant to Section 4(a)(2) of the Securities Act. The Purchaser shall not sell or otherwise transfer the Securities unless such transfer is registered under the Securities Act or unless an exemption from such registration is available. The Purchaser understands that if required by the laws or regulations or any applicable jurisdictions, the Offering contemplated hereby will be submitted to the appropriate authorities of such state(s) for registration or exemption therefrom and the Offering contemplated hereby will be specifically subject to the receipt of such registration or exemption.

2.7 The Purchaser understands and acknowledges that the Securities have not been registered under the Securities Act in reliance upon a claimed exemption under the provisions of the Securities Act which depends, in part, upon the Purchaser’s investment intention and the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, acknowledgments and covenants of the Purchaser set forth herein. In this connection, the Purchaser hereby represents that the representations, warranties, acknowledgments and covenants of the Purchaser set forth herein are true and accurate, the Purchaser will comply with the covenants set forth herein, and the Purchaser is purchasing the Securities for the Purchaser’s own account for investment purposes only and not with a view toward the resale or distribution to others and has no contract, undertaking, agreement or other arrangement to sell, pledge, assign or otherwise transfer the Securities to any other person. The Purchaser, if an entity, also represents that it was not formed for the purpose of purchasing the Securities.

2.8 The Purchaser understands that the Securities will not be registered or available for sale in the public markets except as specifically provided herein, and Rule 144 promulgated under the Securities Act (“Rule 144”) requires, among other conditions, a six month holding period prior to the resale (and with respect to Affiliates of the Company, such resales may only be in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. The Purchaser understands and hereby acknowledges that the Company is under no obligation to register any of the Securities under the Securities Act or any state securities or “blue sky” laws or assist the Purchaser in obtaining an exemption from various registration requirements, other than as set forth in Article VII herein.

2.9 The Purchaser consents to the placement of a legend on any Note, certificate, warrant or other document evidencing the Securities substantially in one of the forms set forth below, that such Securities have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Purchaser is aware that the Company will make a notation in its appropriate records and with its transfer agent with respect to the restrictions on the transferability of the Securities.

“THIS 12% SENIOR SECURED NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED (A) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAW, (B) IN THE ABSENCE OF AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO INSITE VISION INCORPORATED, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (C) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.”

“NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (A) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, (B) UNLESS IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT OR (C) UNLESS PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT.”

2.10 The Purchaser hereby represents that the address of the Purchaser furnished by Purchaser on the signature page hereof is the Purchaser’s principal residence if Purchaser is an individual or its principal business address if it is a corporation or other entity.

2.11 The Purchaser represents that (i) the Purchaser has full right, power, authority and capacity (corporate, personal, statutory and otherwise) to execute, deliver, and perform this Agreement and to purchase the Securities and has taken all action necessary to authorize the execution, delivery and performance of this Agreement; and (ii) this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to limitations of public policy and general principals of equity (regardless of whether such enforceability is considered at law or equity).

2.12 If the Purchaser is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other entity (i) it is authorized and qualified to become a Purchaser and/or securityholder in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so and (ii) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

2.13 The Purchaser acknowledges that if he or she is a Registered Representative of a Financial Industry Regulatory Authority (“FINRA”) member firm, he or she must give such firm the notice required by applicable FINRA rules, receipt of which must be acknowledged in accordance with such rules.

2.14 The Purchaser understands, acknowledges and agrees with the Company that, except as otherwise set forth herein, the Subscription hereunder is irrevocable by the Purchaser, that, except as required by law, the Purchaser is not entitled to cancel, terminate or revoke this Agreement or any agreements of the Purchaser hereunder and that this Agreement and such other agreements shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his/her heirs, executors, administrators, successors, legal representatives and permitted assigns.

2.15 The Purchaser understands, acknowledges and agrees with the Company that the Offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(a)(2) of the Securities Act and/or the provisions of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by the Purchaser.

2.16 The Purchaser understands, acknowledges and agrees with the Company that, there can be no assurance that the Purchaser will be able to sell or dispose of the Securities. It is understood that in order not to jeopardize the Offering’s exempt status under Section 4(a)(2) of the Securities Act and/or Regulation D, in addition to any other restrictions on transfer set forth herein or in the Warrants, the Company may, at a minimum, require any transferee to fulfill the Purchaser suitability requirements thereunder and make the representations, warranties and covenants of Purchaser hereunder.

2.17 The Purchaser agrees that during the period from the date that Purchaser was first contacted with respect to the Offering (the “First Date”) through the date that is 30 days following the Draw Termination Date, the Purchaser will not directly or indirectly, through related parties, affiliates or otherwise sell “short” or “short against the box” (as those terms are generally understood) any equity security of the Company, and from the First Date through the date that is 30 days following the Draw Termination Date, will not take any action, other than any action such Purchaser is specifically entitled to take under the Transaction Documents (as defined below), the intent or reasonably foreseeable effect of which is to reduce the trading price of the Common Stock. At no time will the Purchaser take any action with respect to any equity security of the Company which would violate the Securities Act or the rules and regulations promulgated thereunder.

2.18 If the Purchaser is purchasing the Securities in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Purchaser has been duly authorized and empowered to execute this Agreement and all other subscription documents, and such other person or entity fulfills all the requirements for purchase of the shares as such requirements are set forth herein, concurs in the purchase of the Securities and agrees to be bound by the obligations, representations, warranties and covenants contained herein.

2.19 No authorization, approval, consent or license of any person is required to be obtained for the purchase of the Securities by the Purchaser, other than as have been obtained and are in full force and effect. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, result in any violation of or constitute a default under (i) any Purchaser’s charter, by-laws or other organizational documents, as applicable, (ii) any material agreement or other instrument to which the Purchaser is a party or by which the Purchaser or any of its properties are bound, or (iii), to the best of the Purchaser’s knowledge, any permit, franchise, judgment, order, decree, statute, rule or regulation to which the Purchaser or any of its businesses or properties is subject, except in the case of clauses (ii) and (iii) above, for such violations or defaults which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

2.20 The representations, warranties and agreements of the Purchaser contained herein, in the Confidential Purchaser Questionnaire and in any other writing delivered in connection with the transactions contemplated hereby shall be true and correct in all respects on and as of each Closing Date as if made on and as of such date and shall survive the execution and delivery of this Agreement and the purchase of the Securities. Purchaser agrees to notify the Company as promptly as possible of any change in any of the foregoing information until such time as the Purchaser has sold all of its Securities.

2.21 The Purchaser hereby covenants with the Company not to make any sale of the Securities under any registration statement without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, and further agrees to comply with reasonable requests of the Company or its transfer agent to provide additional information and representations concerning such sale.

2.22 Purchaser acknowledges the following disclosure, which is set forth herein as required pursuant to Section 25102(a) of the California Corporate Securities Law of 1968:

“THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.”

III.	REPRESENTATIONS AND WARRANTIES BY AND OF THE COMPANY

Except as set forth in the schedules delivered herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules or other representations relating to the subject matter of such disclosures, the Company hereby represents and warrants as of the date hereof (except for the representations that speak as of a specific date, which shall be made as of such date) to the Placement Agent and to each of the Purchasers:

3.1 Organization, Good Standing and Qualification. The Company and each of its Subsidiaries (as defined below) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as currently conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document, or (iii) a material adverse effect on the business, prospects, operations, condition (financial or otherwise), assets, properties or results of operations of the Company and its Subsidiaries as a whole (any of (i), (ii) or (iii), a “Material Adverse Effect”). The Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens (as defined below), and all the issued and outstanding shares of capital stock or comparable equity interests of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. For purposes hereof, “Subsidiary” shall mean, with respect to any Person (as defined below), any other Person of which more than fifty percent (50%) of the shares of stock or other interests entitled to vote in the election of directors or comparable Persons performing similar functions (excluding shares or other interests entitled to vote only upon the failure to pay dividends thereon or other contingencies) are at the time owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person. For purposes hereof, “Transaction Documents” shall mean this Agreement, the Notes, the Security Agreement, the Collateral Agency Agreement, and the Warrants.

3.2 Capitalization.

(a) The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Materials (as of the last date set forth therein). All of the securities issued by the Company have been issued in accordance with all applicable federal and state securities laws, and all issued and outstanding shares of Common Stock of the Company are validly issued, fully paid and non-assessable. Other than as disclosed or contemplated in the Offering Materials as of the last date set forth therein, there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which either the Company is bound or obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no preemptive rights or rights of first refusal or similar rights which are binding on the Company permitting any person to subscribe for or purchase from the Company shares of its capital stock pursuant to any provision of law, the Company’s Certificate of Incorporation as in effect on the applicable Closing Date (the “Certificate of Incorporation”) or the Company’s By-laws, as in effect on the applicable Closing Date (the “By-laws”) or by agreement or otherwise. Other than as disclosed in the Offering Materials, there are no securities or instruments (including, without limitation, any warrants or convertible debentures) containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement. Except as provided in the Offering Materials, this Agreement, or in the engagement letter, dated September 17, 2014, between the Company and the Placement Agent (the “Placement Agent Agreement”), no stockholder of the Company has any right to request or require the Company to register the sale of any shares owned by such stockholder under the Securities Act. The Company has made available to the Purchasers and the Placement Agent true and correct copies of the Company’s Certificate of Incorporation and the Company’s By-laws.

(b) The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens (as defined below) other than Liens specific to any Purchaser and other than restrictions on transfer provided for in the Transaction Documents or by applicable law. The Warrant Shares when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens (other than Liens specific to any Purchaser) and shall not be subject to preemptive or similar rights of stockholders. The Company has reserved from its duly authorized capital stock a sufficient number of shares of Common Stock for issuance of the Warrant Shares issuable under the Warrants issued in the Initial Closing and will reserve a sufficient number of shares of Common Stock for issuance of the Warrant Shares issuable under the Warrants, if any, issued in the Second Closing and any Subsequent Closing prior to such Second Closing or Subsequent Closing. For purposes hereof, “Liens” shall mean and include security interests, mortgages, liens, pledges, charges, easements, reservations, restrictions, rights of way, servitudes, options, rights of first refusal, community property interests, equitable interests, restrictions of any kind and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

3.3 Authorization; Enforceability. The Company has all requisite corporate right, power and authority to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents by the Company, the authorization, sale, issuance and delivery of the Securities contemplated herein and the performance of the Company’s obligations hereunder has been taken (other than filings as may be required to be made with the Commission, FINRA or with any state or foreign blue sky or securities regulatory authority, which filings will be made on or prior to the applicable Closing or, for those filings which by their terms may be made after any applicable Closing, such filings will be made after such Closing within the time period prescribed for such filings). This Agreement and the Transaction Documents have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to limitations of public policy or general principals of equity (regardless of whether such enforceability is considered at law or equity).

3.4 No Conflict; Governmental and Other Consents; No Violations.

(a) The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby will not (i) conflict with or result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company or any Subsidiary is bound, (ii) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company or any Subsidiary, or (iii) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any Lien upon any of the properties or assets of the Company or any Subsidiary where, in the case of each of clauses (i) and (iii) such conflict, violation, breach, default or imposition is reasonably likely to result in a Material Adverse Effect.

(b) No consent, approval, authorization or other order of, or any filing or registration with, any governmental authority or other third-party is required to be made or obtained by the Company or any Subsidiary in connection with the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents or with the authorization, issue and sale of the Securities, except such filings as may be required to be made with the Commission, FINRA or with any state or foreign blue sky or securities regulatory authority, which filings will be made on or prior to the Closing or, for those filings which may be made post-Closing, such filings will be made post-Closing within the time period prescribed for such filings.

(c) Neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any agreement (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company or any of its Subsidiaries or their properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule or regulation of any governmental authority applicable to the Company or any of its Subsidiaries, except in each case set forth in clauses (i), (ii) and (iii) as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

3.5 Litigation. Other than as disclosed in the SEC Reports (as defined below), there is no pending or, to the knowledge of the Company, threatened legal or governmental proceedings to which the Company is a party which is reasonably expected to result in a Material Adverse Effect. Neither the Company, nor any director or officer thereof (in connection with their service to the Company), is the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. To the knowledge of the Company, there is not pending or contemplated, any official investigation by the Commission involving the Company or any current director or officer of the Company in connection with their service to the Company. The Company has not received any stop order or other order suspending the effectiveness of any currently effective registration statement filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act.

3.6 SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the one-year period preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Except to the extent of any subsequent correction filed prior to the date hereof (and a copy of which has been heretofore provided to the Purchasers), as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports, as subsequently amended and restated (provided such amendments, if any, have been heretofore provided to the Purchasers), complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.7 Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business, (B) liabilities that are not material to the Company, and that are not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission and (C) expenses incurred in connection with the transactions contemplated hereunder, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than the repurchase at cost of shares of unvested or restricted stock as permitted under the Company’s stock option or stock purchase plan upon termination of employment or service) and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock purchase or stock option plans. Except for the issuance of the Securities contemplated by this Agreement and the transactions contemplated by the Transaction Documents, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that is required to be disclosed by the Company under applicable federal securities laws at the time this representation is made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

3.8 Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

3.9 Public Utility Holding Company. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Materials, will not be, a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

3.10 Use of Proceeds. The Company shall use the net proceeds of the Offering for product development and other general corporate purposes.

3.11 Intellectual Property.

(a) Section 3.11(a) of the Disclosure Schedule sets forth a list of:

(i) all United States and foreign patents and patent applications, all United States, state and foreign trademarks, service marks and trade names for which registrations have been issued or applied for that are owned by or to the knowledge of the Company are subject to an obligation of assignment to the Company, in each case as of the date hereof; and

(ii) all United States and foreign patents and patent applications, all United States, state and foreign trademarks, service marks and trade names for which registrations have been issued or applied for that are licensed to the Company as of the date hereof.

(b) The Company and/or its Subsidiaries owns or possesses adequate and, to its knowledge, enforceable rights to use all material patents, patent applications, trademarks, service marks, trade names, logos, corporate names, copyrights, trade secrets, processes, mask works, licenses, inventions, formulations, technology and know-how and other intangible property currently used in the conduct of its business as described in the Offering Materials (the “Proprietary Rights”). The Company and/or its Subsidiaries have taken commercially reasonable measures to protect all of the Company’s and such Subsidiary’s Proprietary Rights. Except as disclosed in the SEC Reports, neither the Company nor any of its Subsidiaries has received any notice of, and there are not any facts known to the Company or any Subsidiary which indicate the existence of (i) any infringement or misappropriation by any third party of any of the Proprietary Rights, which infringement or misappropriation would reasonably be expected to have a Material Adverse Effect, (ii) any claim by a third party contesting the validity of any of the Proprietary Rights, other than claims that would not reasonably be expected to have a Material Adverse Effect or (iii) any infringement, misappropriation or violation by the Company or any Subsidiary or, to the Company’s knowledge, any of their employees, of any Proprietary Rights of third parties that would be reasonably expected to have a Material Adverse Effect. To the Company’s knowledge, no infringement, illicit copying, misappropriation or violation of any intellectual property rights of any third party has occurred by the Company or any of its Subsidiaries with respect to any products currently being sold by the Company or any

Subsidiary or with respect to any products currently under development by the Company or any Subsidiary or with respect to the conduct of the business of the Company or any Subsidiary as currently conducted. To the Company’s knowledge, no infringement, illicit copying, misappropriation or violation of any intellectual property rights of any third party will occur by the Company or any of its Subsidiaries as a result of the sale by the Company or any Subsidiary of any products currently under development by the Company should such products receive the applicable regulatory approval for commercial sale. The Company is not aware that any of its employees, including the employees of its Subsidiaries, are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that the Company believes would materially interfere with the use of the employee’s best efforts to promote the interests of the Company and/or its Subsidiaries or that would conflict with the business of the Company and/or its Subsidiaries as currently conducted. To the Company’s knowledge, neither the execution and delivery of this Agreement, nor the carrying on of the business of the Company and its Subsidiaries by the employees of the Company and its Subsidiaries, nor the conduct of the business of the Company and its Subsidiaries, as currently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

3.12 Private Offering. Neither the Company nor, to the Company’s knowledge, any Person acting on the Company’s behalf has sold, offered to sell or solicited any offer to buy the Securities by means of any form of general solicitation or advertising. Neither the Company, nor, to the Company’s knowledge, any of its Affiliates or any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Securities as contemplated hereby.

3.13 Transactions With Officers and Directors. Except as set forth in the Offering Materials, none of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, or to the knowledge of the Company, any entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary, consulting fees, board or board committee compensation for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company, (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company, and (iv) the payment of fees to the Placement Agent and the Company’s other obligations pursuant to the Placement Agent Agreement (it being acknowledged that Timothy McInerney, a director and Chairman of the Board of the Company, is a principal of the Placement Agent and Mr. McInerney is a Purchaser hereunder and is therefore a party to this Agreement and certain of the other Transaction Documents).

3.14 Sarbanes-Oxley; Disclosure Controls. The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. The Company has established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end covered by the period for the Company’s most recently filed periodic report under the Exchange Act (the “Evaluation Date”). The Company disclosed in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s disclosure controls and procedures.

3.15 Internal Controls. The Company maintains effective “internal control over financial reporting” (as defined in Rule 13a-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been no material weakness or significant deficiency in the Company’s internal control over financial reporting (whether or not remediated) and since such date there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

3.16 Certain Fees. Neither the Company nor any of its officers has retained any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person (collectively, “Intermediary”) with respect to the transactions contemplated by this Agreement other than the Placement Agent, and the Company shall indemnify and hold harmless the Purchasers from any liability for any compensation to any Intermediary (other than the Placement Agent) engaged by the Company and the fees and expenses of defending against said liability or alleged liability.

3.17 Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Article II and the responses to the questions on Schedule A hereof, and compliance by the Placement Agent with its obligations, no registration under the Securities Act is required for the offer and sale of the Securities to be delivered at Closing by the Company to the Purchasers as contemplated hereby.

3.18 Exchange Act Registration. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

3.19 Reasonably Equivalent Value. The board of directors of the Company has determined that the terms of the Securities offered hereunder represent the reasonably equivalent value with respect to the sale of the Securities. The Transaction Documents and the transactions contemplated thereby were the result of arms’ length negotiations among the parties.

3.20 Representations Complete. None of the representations or warranties made by the Company in this Agreement (except as modified by the Offering Materials, the Disclosure Schedules, or the SEC Reports) and none of the statements made by the Company in the Offering Materials contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. No event or circumstance (other than the transactions contemplated by this Agreement) has occurred or information exists with respect to the Company or its business, properties, prospects, operations or financial condition, which, under applicable federal law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

3.21 Tax Status. Except for matters that would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a material tax deficiency which has been asserted or threatened against the Company.

3.22 Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

3.23 Disclosure. Except as set forth on Schedule 3.23, the Company confirms that it has not provided, and to the Company’s knowledge, none of its officers or directors nor any other Person acting on its or their behalf has provided, and it has not authorized the Placement Agent to provide, any Purchaser (other than Timothy McInerney or any of his Affiliates) or its respective agents or counsel with any information that it believes constitutes material, non-public information except insofar as the existence, provisions and terms of the Transaction Documents and the proposed transactions hereunder may constitute such information, all of which will be disclosed by the Company in the press release as contemplated by Section 4.2 hereof. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Article 2 hereto.

3.24 Environmental Matters. To the Company’s knowledge, none of the Company or any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws; which violation, contamination, liability or claim has had or would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; and there is no pending investigation or, to the Company’s knowledge, investigation threatened in writing that might lead to such a claim.

3.25 Employment Matters. (i) no material labor dispute exists or, to the Company’s knowledge, is imminent with respect to any of the employees of the Company which would have or would reasonably be expected to result in a Material Adverse Effect; (ii) none of the Company’s or any Subsidiary’s employees is a member of a labor union that relates to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, (iii) no executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company or any of its Subsidiaries in writing that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary; and (iv) to the Company’s knowledge, no executive officer or key employee, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and to the Company’s knowledge, the continued employment of each such executive officer or key employee does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters, except, in each case, matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.26 Title to Assets. The Company and each of its Subsidiaries has good and marketable title to all tangible personal property owned by it that is material to its business, in each case free and clear of all Liens except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Any real property and facilities held under lease by the Company and any of its Subsidiaries are, to the Company’s knowledge, held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

3.27 Regulation M Compliance. The Company has not, and to the Company’s knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities in violation of Regulation M under the Exchange Act, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), it is acknowledged by the Purchasers that the Company will pay compensation to the Placement Agent in connection with the placement of the Securities.

3.28 Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser (other than Timothy McInerney, Chairman of the Board of the Company and a principal of the Placement Agent) is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents (other than Mr. McInerney and the Placement Agent) in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

3.29 Insurance. The Company and each of its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which the Company and the Subsidiaries are engaged. None of the Company or any of its Subsidiaries has received any written notice of cancellation of any such insurance, nor, to the Company’s knowledge, will it or any Subsidiary be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a material increase in cost.

3.30 Regulatory Permits. The Company and each of its Subsidiaries possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as currently conducted, except as set forth in the SEC Reports, or where the failure to possess such permits, individually or in the aggregate, has not and would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any of its Subsidiaries has received any notice of Proceedings relating to the revocation or modification of any such Material Permits.

3.31 Government Licenses. Except as set forth in the SEC Reports, (i) the Company and its Subsidiaries possess such permits, certificates, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business of the Company as described in the SEC Reports, including without limitation, all such approvals, certificates, authorizations and permits required by the United States Food and Drug Administration (the “FDA”) and/or other federal, state, local or foreign agencies or bodies engaged in the regulation of clinical trials, pharmaceuticals, or biohazardous substances or materials, except where the failure so to possess would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect; (ii) the Company and each of its Subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect; (iii) all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect; and (iv) neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have or reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Reports, where required by applicable laws and regulations of the FDA or any foreign regulatory authority, the Company and each of its Subsidiaries has submitted to the FDA or any foreign regulatory authority an Investigational New Drug Application, or similar application, or amendment or supplement thereto for a clinical trial it has conducted or sponsored or is conducting or sponsoring, except where such failure would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect; all such submissions were, to the Company’s knowledge, in material compliance with applicable laws and rules and regulations when submitted and no material deficiencies have been asserted by the FDA or such foreign regulatory authority with respect to any such submissions, except any deficiencies which could not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

3.32 No “Bad Actor” Disqualification. The Company has exercised reasonable care to determine whether any Issuer Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Act (“Disqualification Events”). To the Company’s knowledge, no Issuer Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Act. “Issuer Covered Persons” are certain of those persons specified in Rule 506(d)(1) under the Act, including the Company; any predecessor or affiliated issuer of the Company; any director, executive officer or other officer participating in the sale of the Notes being issued hereunder; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Act) connected with the Company in any capacity at the time of the issuance of the Securities being issued hereunder.

IV.	COVENANTS OF THE COMPANY AND THE PURCHASERS

4.1 No Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company (other than Timothy McInerney and the Placement Agent, it being acknowledged that Timothy McInerney, a director and Chairman of the Board of the Company, is a principal of the Placement Agent) shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities to the Purchasers in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that will be integrated with the offer or sale of the Securities to the Purchasers for purposes of the rules and regulations of any Trading Market.

4.2 Securities Laws Disclosure; Publicity. By 9:00 a.m., New York City time, on the Trading Day immediately following the date hereof, the Company shall issue a press release (the “Press Release”) reasonably acceptable to the Placement Agent disclosing all material terms of the transactions contemplated hereby. On or before 5:30 p.m., New York City time, on the fourth Trading Day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the Transaction Documents). Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser (other than Timothy McInerney or any of his Affiliates) or an Affiliate of any Purchaser, or include the name of any Purchaser or an Affiliate of any Purchaser (other than Timothy McInerney or any of his Affiliates) in any press release or filing with the Commission (other than any registration statement contemplated by this Agreement) or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by this Agreement and (B) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law, request of the staff of the Commission, Trading Market regulations, or other rules, regulations or orders, in which case the Company shall provide the Purchasers with prior written notice of such disclosure permitted under this subclause (ii). From and after the issuance of the Press Release, no Purchaser (other than Timothy McInerney or any of his Affiliates) shall be in possession of any material, non-public information received from the Company or any of its officers, directors, employees or agents, that is not disclosed in the Press Release unless such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. Each Purchaser, severally and not jointly with the other Purchasers, covenants that it will comply with the provisions of any confidentiality or nondisclosure agreement executed by it and, in addition, until such time as the transactions contemplated by this Agreement are required to be publicly disclosed by the Company as described in this Section 4.2, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

4.3 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, including this Agreement, or as expressly required by any applicable securities law, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser (other than Timothy McInerney or any of his Affiliates) or its agents or counsel with any information regarding the Company that the Company believes constitutes material non-public information without the express written consent of such Purchaser, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.4 Form D; Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon the written request of any Purchaser. The Company, on or before each Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchasers at each Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of such actions promptly upon the written request of any Purchaser.

V.	TERMS OF SUBSCRIPTION; CONDITIONS TO OBLIGATIONS OF THE COMPANY

5.1 All funds paid hereunder shall be deposited by each such Purchaser in escrow with an institution designated by the Placement Agent prior to each Closing, consistent with the terms of this Agreement.

5.2 The Purchaser hereby authorizes and directs the Company, upon each Closing, to deliver the documents representing the Securities to be issued to the Purchaser pursuant to this Agreement at such Closing to the residential or business address indicated on the signature page hereto.

5.3 The Company’s agreement with each Purchaser is a separate agreement and each sale of the Securities to each Purchaser is a separate sale.

5.4 In addition to the other requirements set forth herein, the Company’s obligation to complete the sale and issuance of the Securities and deliver such Securities to the Purchaser at each Closing shall be subject to the following conditions, any one or more of which may be waived in writing by the Company: (a) receipt by the Company of the aggregate principal amount of the Notes being purchased hereunder at such Closing (less the cash placement fee due to the Placement Agent as provided in the Placement Agent Agreement); (b) the representations, warranties, and acknowledgements made by the Purchasers in this Agreement shall be true and correct when made and shall be true and correct on and as of such Closing, and all undertakings, agreements and covenants of the Purchasers required to be fulfilled prior to such Closing shall have been performed or complied with; (c) the Purchaser shall have completed, executed and delivered to the Company the Confidential Purchaser Questionnaire set forth on Schedule A, which Questionnaire shall be true and correct as of such Closing and shall be satisfactory to the Company in its sole discretion; (d) there shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement; and (e) the sale of the Securities shall not be prohibited by any applicable law, regulation or governmental order.

VI.	CONDITIONS TO OBLIGATIONS OF THE PURCHASERS

6.1 Each Purchaser’s obligation to purchase the Securities at each Closing is subject to the fulfillment on or prior to such Closing of the following conditions, which conditions may be waived in writing at the option of each Purchaser to the extent permitted by law:

(a) Representations and Warranties Correct; Survival. The representations and warranties made by the Company in Article III hereof and Section 3 of the Security Agreement shall have been true and correct as of the date of this Agreement and the Initial Closing Date (with respect to the Initial Closing and the Second Closing), and, with respect to each Subsequent Closing, shall be true and correct in all material respects on the Closing Date of each Subsequent Closing with the same force and effect as if they had been made on and as of said date (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects and for any representation or warranty that speaks as of a specific date, which shall have been true and correct in all material respects as of such date). The representations and warranties made by the Company in Article III hereof and Section 3 of the Security Agreement shall survive until the Draw Termination Date.

(b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with in all material respects.

(c) No Legal Order Pending. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

(d) No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person which shall not have been obtained to issue the Securities (except as otherwise provided in this Agreement).

(e) No Event of Acceleration. No Event of Acceleration (as defined in the Notes) shall have occurred and be continuing on the applicable Closing Date.

(f) Legal opinion. Counsel to the Company shall have delivered, as of the applicable Closing Date, an opinion in the form attached hereto as Exhibit D, addressed to the Placement Agent and each of the Purchasers; provided that no such opinion shall be delivered in connection with the Second Closing.

(g) Secretary’s Certificate. A certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated as of the applicable Closing Date and in substantially the form attached hereto as Exhibit E, shall have been delivered to the Placement Agent and each of the Purchasers.

(h) Good Standing. A certificate evidencing the formation and good standing of the Company issued by the Secretary of State of the State of Delaware as of a date within five days of the applicable Closing Date shall have been delivered to the Placement Agent and each of the Purchasers; provided that no such certificates shall be delivered in connection with the Second Closing.

(i) Foreign Qualification. A certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State of the State of California as of a date within five days of the applicable Closing Date shall have been delivered to the Placement Agent and each of the Purchasers; provided that no such evidence shall be delivered in connection with the Second Closing.

(j) Compliance Certificate. The Company shall have delivered to the Placement Agent and each Purchaser a certificate, dated as of the applicable Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, certifying to the fulfillment of the conditions specified in Sections 6.1(a) and (b) in the form attached hereto as Exhibit F.

VII.	REGISTRATION RIGHTS

7.1 As used in this Agreement, the following terms shall have the following meanings:

(a) “Affiliate” shall mean, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

(b) “Business Day” shall mean a day Monday through Friday on which banks are generally open for business in New York, New York.

(c) “Holders” shall mean the Purchasers and any person holding Registrable Securities or any Person to whom the rights under Article VII have been transferred in accordance with Section 7.9 hereof.

(d) “Person” shall mean any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

(e) “Prospectus” means the prospectus included in a Registration Statement (as defined below) (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

(f) The terms “register,” “registered” and “registration” refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

(g) “Registrable Securities” shall mean the Common Stock issuable upon exercise of the Warrants issued in a Closing; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as (A) they have not been disposed of pursuant to a registration statement declared effective by the Commission; (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale; (C) they are held by a Holder or a permitted transferee pursuant to Section 7.9; or (D) the Securities issued at the same Closing and held by non-Affiliates of the Company have not become freely transferable without volume restrictions by any non-Affiliates of the Company under Rule 144 (or any successor thereto) under the Securities Act.

(h) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Section 7.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration, and the reasonable fees and expenses of one legal counsel for all Holders in connection with each Registration Statement, not to exceed $35,000 in the aggregate for all Registration Statements.

(i) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel and other advisors for any Holder, except for the fees and expenses of the legal counsel of the Holders as is set forth in the definition of “Registration Expenses” above.

7.2 Subject to the terms herein, the Company will, not later than 90 days following each Closing Date (provided that with respect to the Initial Closing and the Second Closing, such date will be not later than 90 days following the Initial Closing Date) (the “Filing Date”), (a) subject to receipt of necessary information from, and reasonable cooperation by, the Holders, file a registration statement with the SEC (a “Registration Statement”) on the appropriate form to allow the resale of the Registrable Securities corresponding to the Warrants issued in the Closing occurring on such Closing Date (which for the avoidance of doubt, shall include the Registrable Securities corresponding to the Warrants issued in the Initial Closing and the Second Closing with respect to such Closings); (b) use its reasonable best efforts, subject to receipt of necessary information from, and reasonable cooperation by, the Holders, to have such Registration Statement declared effective by the SEC prior to the date which is 120 days after the applicable Closing Date (or 180 days after the applicable Closing Date in the event the Commission issues comments on the Registration Statement); and (c) subject to Section 7.7 hereof, cause such Registration Statement to remain effective (as applicable, the “Registration Period”) until the earlier of (i) the first anniversary of such applicable Closing Date (which for the avoidance of doubt shall be the Initial Closing Date with respect to the Initial Closing and Second Closing), (ii) such date as all such Registrable Securities have been sold (A) pursuant to the Registration Statement; (B) to or through a broker, dealer or underwriter in a public distribution or a public securities transaction; and/or (C) in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(a)(l) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale and (iii) at such time that such Registrable Securities held by non-Affiliates of the Company have become freely transferable without restriction under Rule 144 (or any successor thereto) under the Securities Act. Thereafter, the Company shall be entitled to withdraw such Registration Statement and the Holders shall have no further right to offer or sell any of the Registrable Securities pursuant to such Registration Statement. To the extent permissible, such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416 under the Securities Act), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to such Registrable Securities.

7.3 All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 7.2 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders.

7.4 In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform each Holder as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

(a) Not less than four trading days prior to the filing of a Registration Statement or any related prospectus or any amendment or supplement thereto, which filing makes changes to (i) the “Selling Stockholders” or “Plan of Distribution” sections of a Registration Statement or any related prospectus, or (ii) the disclosure of the transactions contemplated by this Agreement or the Holders (other than changes to risk factors included in the Company’s quarterly reports on Form 10-Q and annual reports on Form 10-K), the Company shall furnish to the Holders copies of the “Selling Stockholders” section of such document, the “Plan of Distribution” and any disclosure contained in such document that addresses the transactions contemplated by this Agreement or the Holders, as proposed to be filed, which documents will be subject to the review of such Holders. If the Company is required to furnish to the Holders the information set forth in the prior sentence, then the Company shall not file a Registration Statement or any such prospectus or any amendments or supplements thereto that does not contain the disclosure listing any Holder as a “Selling Stockholder” except to the extent that such Holder has failed to provide all required information to the Company at least two trading days prior to such filing.

(b) subject to Section 7.7 hereof, use its reasonable best efforts to keep such registration, and any qualification, exemption or compliance under state or federal securities laws which the Company determines to obtain, continuously effective until the termination of the Registration Period; and

(c) advise the Holders as soon as practicable:

(i) when a Registration Statement or any amendment thereto has been filed with the Commission and when a Registration Statement or any post-effective amendment thereto has become effective, when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement; provided, however, that the Company is not required to advise or notify the Holders in connection with the filing of an amendment to a Registration Statement for the purpose of complying with the undertakings set forth in Item 512(a)(1) of Regulation S-K;

(ii) of any request by the Commission or any other federal or state governmental entity for amendments or supplements to the Registration Statement or the Prospectus or for additional information relating to the offer and sale of Registrable Securities;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for such purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires the making of any changes in a Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;

(d) make every reasonable effort to avoid the issuance of, or if issued, obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time or any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as reasonably practicable;

(e) at each Holder’s written request, furnish to such Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference) in the form filed with the Commission;

(f) during each applicable Registration Period, deliver to each Holder, without charge, as many copies of the Prospectus and any amendment or supplement thereto as such Holder may reasonably request in writing in order to facilitate the public sale or other disposition of all or any of the applicable Registrable Securities by the Holder; and the Company consents to the use, consistent with the provisions hereof and applicable laws, rules or regulations, of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto. In addition, upon the reasonable request of the Holder and subject in all cases to confidentiality protections reasonably acceptable to the Company, the Company will meet with a Holder or a representative thereof at the Company’s headquarters to discuss all information relevant for disclosure in a Registration Statement covering Registrable Securities, and will otherwise cooperate with any Holder conducting an investigation for the purpose of reducing or eliminating such Holder’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters;

(g) prior to any public offering of Registrable Securities pursuant to any Registration Statement, register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing and do any and all other reasonable acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement, provided, however, that the Company shall not for any such purpose be required to (i) qualify to transact business as a foreign corporation in any jurisdiction where it is not so qualified; (ii) consent to general service of process in any such jurisdiction; (iii) subject itself to taxation in any such jurisdiction; (iv) provide any undertakings that cause material expense or burden to the Company; or (v) make any change to its organizational documents which the board of directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

(h) cooperate with the Holders to facilitate the timely preparation and (i) delivery of certificates for the Registrable Securities, free of restrictive legends, or (ii) an electronic delivery of the Registrable Securities at the Depository Trust Company or a similar organization representing the Registrable Securities to be sold pursuant to any Registration Statement in such denominations and registered in such names as Holders, the managing underwriter or agent may request at least two (2) business days prior to sales of Registrable Securities pursuant to such Registration Statement, subject to the submission by Holder to the Company’s transfer agent of the original certificate(s) representing the Registrable Securities to be sold and a separate Holder’s Certificate of Subsequent Sale, in a form reasonably satisfactory to the Company, duly executed by the Holder and all other documentation reasonably required by the Company and the Company’s transfer agent (all of which must be provided to the Company a reasonable period of time prior to the date such Holder intends to sell such Registrable Securities);

(i) subject to Section 7.7 hereof, upon the occurrence of any event contemplated by Section 7.4(b)(v) above, the Company shall promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter promptly delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(j) use its best efforts to comply with all applicable rules and regulations of the Commission, and use its reasonable best efforts to make generally available to the Holders (which may be satisfied upon filing via EDGAR) not later than 45 days (or 90 days if the fiscal quarter is the fourth fiscal quarter) after the end of its fiscal quarter in which the first anniversary date of the effective date of any Registration Statement occurs, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

Notwithstanding the foregoing, it shall be a condition precedent to the obligations of the Company to take any action pursuant to paragraphs (a) through (j) of this Section 7.4, that the Holder shall furnish to the Company such information regarding itself, the Registrable Securities to be sold by the Holder, and the intended method of disposition of such Registrable Securities as shall be required to effect the registration of the Registrable Securities, all of which information shall be furnished to the Company in writing specifically for use in the Registration Statement.

7.5 The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 7.2 hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

7.6 (a) To the extent permitted by law, the Company shall indemnify each Holder and Affiliate of each Holder, and their respective officers, directors, agents, investment advisors, partners, members and employees, with respect to which any registration, qualification or compliance has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 7.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement or any amendment or supplement thereof, or any Prospectus or any amendment or supplement thereof (including any preliminary prospectus), or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse each Holder and Affiliate of each Holder, and their respective officers, directors, agents, investment advisors, partners, members and employees, for reasonable legal and other expenses reasonably incurred by such person in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or action arises out of, relates to or is based upon (i) an untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder or person controlling such Holder and stated to be specifically for use in preparation of such Registration Statement, Prospectus or any supplement or amendment thereto, or (ii) the failure of the Holder to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Securities.

(b) Each Holder will severally and not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, its Subsidiaries, and each of their respective directors, officers and agents and each Affiliate of the foregoing, against all claims, losses, damages, liabilities and expenses (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 7.6(c) below), arising out of or based on any untrue statement of a material fact contained in any Registration Statement or any amendment or supplement thereof, or any Prospectus or any amendment or supplement thereof (including any preliminary prospectus), or based on any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, in each case to the extent, but only to the extent, that such untrue statement or omission thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder specifically for use in preparation of such Registration Statement, Prospectus or any amendment or supplement thereto or is due to the failure of the Holder to comply with the covenants and agreements contained in the Agreement with respect to the sale of Registrable Securities, and the Holder will reimburse the Company, its directors and officers, and each person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating, defending, settling, compromising or paying any such claim, loss, damage, liability, expense or action as incurred. Notwithstanding the foregoing, in no event shall a Holder be liable for any such claims, losses, damages or liabilities in an amount greater than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such Holder’s indemnification obligation, except in the event of fraud or intentional misrepresentation.

(c) Each party entitled to indemnification under this Section 7.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. Subject to provisions hereinafter stated, in case any such action is brought against any Indemnified Party and such Indemnified Party seeks or intends to seek indemnity from an Indemnifying Party, the Indemnifying Party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party; provided, however, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party, and the Indemnifying Party and the Indemnified Party, based upon the advice of such Indemnified Party’s counsel, shall have reasonably concluded that there may be a conflict of interest between the positions of the Indemnifying Party and the Indemnified Party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the Indemnifying Party, the Indemnified Party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of counsel, the Indemnifying Party will not be liable to such Indemnified Party under this Section 7.6 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof unless (i) the Indemnified Party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel, which counsel will be disclosed by the Indemnified Parties to the Indemnifying Party), or (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the Indemnifying Party. In no event shall any Indemnifying Party be liable in respect of any amounts paid in settlement of any action unless the Indemnifying Party shall have approved the terms of such settlement; provided that such approval shall not be unreasonably withheld.

(d) If the indemnification provided for in this Section 7.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein (other than due to the exemptions to indemnity set forth in Section 7.6(a) above), then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact or the inaccurate representation and/or warranty relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, in no event shall a Holder be liable for any such claims, losses, damages or liabilities pursuant to this paragraph 7.6(d) in an amount greater than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such Holder’s indemnification obligation, except in the event of fraud or intentional misrepresentation.

7.7(a) Notwithstanding any other provision of this Agreement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities or the filing of an appropriate report with the SEC pursuant to the Exchange Act, so that, as thereafter delivered to the Holders, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement contemplated by Section 7.2 until its receipt of copies of the supplemented or amended prospectus from the Company or confirmation of the filing of such report with the SEC by the Company, any such prospectus to be forwarded promptly to the Purchaser by the Company, and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(b) Notwithstanding any other provision of this Agreement, each Holder shall suspend, upon request of the Company, any disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by Section 7.2 during any periods not to exceed 90 days in the aggregate within any one 12 month period when the Company reasonably determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a prospectus is premature, would have an adverse effect on the Company or is otherwise inadvisable.

(c) As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this Article VII.

(d) Each Holder hereby covenants with the Company not to make any sale of any Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied.

(e) Each Holder acknowledges and agrees that Registrable Securities sold pursuant to any Registration Statement described in this Section are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Registrable Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) such Registrable Securities have been sold in accordance with such Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

(f) Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to such Registration Statement which would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

(g) At the end of the period during which the Company is obligated to keep the Registration Statement current and effective as described above, the Holders of Registrable Securities included in the Registration Statement shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

7.8 With a view to making available to the Holders the benefits of certain rules and regulations of the Commission which at any time permit the sale of the Registrable Securities to the public without registration, the Company shall use its reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) so long as a Holder owns any unregistered Registrable Securities, furnish to such Holder, upon any reasonable written request, a written statement by the Company as to its compliance with Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

7.9 Subject to Section 8.3, the rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 7.2 may be assigned in full by a Holder in connection with a transfer by such Holder of its Registrable Securities, but only if: (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such Holder gives prior written notice of the proposed transfer to the Company including the name and address of such transferee and a copy of the transfer documents and agreements;

(iii) such transferee agrees in writing with the Company to be bound by and to comply with the terms and provisions of this Agreement; (iv) the transferee is an “accredited investor” as that term is defined in Rule 501 of Regulation D; and (v) such transfer is otherwise in compliance with this Agreement and the applicable Warrants. Except as specifically permitted by this Section 7.9, the rights of a Holder with respect to Registrable Securities as set forth herein shall not be transferable to any other person, the Company may impose stop transfer orders with respect to any such transfer or attempted transfer, and any such transfer or attempted transfer shall be null and void.

7.10 The Company shall use reasonable best efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed.

7.11 With the written consent of the Company and the Holders holding at least a majority of the Registrable Securities that are then outstanding, any provision of this Article VII may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended and shall be effective against all Holders. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the Holders, if any, who have not previously received notice thereof or consented thereto in writing.

7.12 The Company acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Article VII were not performed in accordance with its specific terms or were otherwise breached and that such damage would not be compensable in money damages and that it would be extremely difficult or impracticable to measure the resultant damages. Accordingly, except as otherwise specifically set forth herein, any Purchaser shall be entitled to an injunction or injunctions with respect to the provisions of this Article VII and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it may be entitled at law or in equity, and the Company expressly waives any defense that a remedy in damages would be adequate and expressly waives any requirement in an action for specific performance for the posting of a bond by the Purchaser bringing such action.

7.13 If at any time during the Registration Period for a particular Registration Statement there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within ten (10) business days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights.

VIII.	MISCELLANEOUS

8.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by facsimile, with confirmation, by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefore or sent by nationally recognized overnight express courier postage prepaid, if to the Company: addressed to InSite Vision Incorporated, 965 Atlantic Avenue, Alameda, California 94501, Attn: Chief Financial Officer, Fax: (510) 865-5700 and if to the Purchaser, at the Purchaser’s address or facsimile number indicated on the signature page of this Agreement. Notices shall be deemed to have been given or delivered in the case of facsimile, upon receipt of confirmation of transmission by the sender, registered or certified mail, three days after so mailed, in the case of hand delivery, when so delivered against written receipt therefore, and in the case of overnight express courier, the day after mailing, except notices of change of address, which shall be deemed to have been given or delivered when received.

8.2 Any modification, amendment or waiver of any term of this Agreement must be made in writing and signed by the Purchasers that are holders of a majority of the aggregate outstanding principal amount of the Notes then issued pursuant to this Agreement, or, if no Notes have then been issued, then by Purchasers representing a majority of the aggregate Commitment Amounts (the “Majority Holders”), the Placement Agent, and the Company; provided that the Purchasers that do not consent to such modification, amendment or waiver will be treated the same as the Purchasers that do consent to such modification, amendment or waiver. Any such modification, amendment or waiver shall be limited to its express terms. It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

8.3 A Purchaser may not assign or transfer any of its rights or obligations under any of the Transaction Documents without the prior written consent of the Company; provided that, notwithstanding the foregoing, a Purchaser may, without the prior written consent of the Company (a) assign its rights and obligations under its issued and outstanding Warrants, Warrant Shares issuable thereunder or registration rights with respect thereto (as provided herein) to any third party, and (b) assign its rights and obligations under the Notes (i) in the case of a Purchaser that is a natural person, to a trust for bona fide estate planning purposes, and (ii) in the case of a Purchaser that is a venture capital or private equity fund, to other funds under common investment management with such fund. The Company may not assign or transfer any of its rights or obligations under any of the Transaction Documents (other than the Warrants) without the prior written consent of the Majority Holders. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

8.4 Upon the execution and delivery of this Agreement by the Purchaser, this Agreement shall become a binding obligation of the Purchaser with respect to the purchase of the Securities as herein provided; subject, however, to the right hereby reserved to the Company to revoke a Purchaser’s subscription in accordance with Section 5.4.

8.5 NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE EXCLUSIVE FORUMS FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT ARE EITHER THE SUPREME COURT OF THE STATE OF NEW YORK IN AND FOR THE COUNTY OF NEW YORK OR THE FEDERAL COURTS FOR SUCH STATE AND COUNTY, AND ALL RELATED APPELLATE COURTS, THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.6 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

8.7 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

8.8 This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

8.9 (a) The Purchasers severally agree not to issue any public statement with respect to the Purchasers’ investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company’s prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

(b) The Company agrees not to disclose the names, addresses or any other information about the Purchasers, except as required by law and to satisfy its obligations under Article VII.

8.10 Each Purchaser represents and warrants that it has not engaged, consented to nor authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement, which, for the avoidance of doubt, does not include the Placement Agent. Each Purchaser hereby severally agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of such Purchaser hereunder.

8.11 Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement, except for the holders of Registrable Securities.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

COMPANY:

InSite Vision Incorporated

By:	/s/ Louis Drapeau
Name:	Louis Drapeau
Title:	Vice President and Chief Financial Officer

PLACEMENT AGENT:

Riverbank Capital Securities, Inc.

By:	/s/ David Taven
Name:	David Taven
Title:	Chief Compliance Officer

Counterpart Signature Page to Securities Purchase Agreement

PURCHASER (If an individual):	PURCHASER (If an entity):

Signature of Investor	Print name of Investor if an entity

By:
Print Name of Investor
Print Name:

Print Title:
Signature of Joint Owner (if applicable)

Print Name of Joint Owner

Commitment Amount:

Address

Address

City, State and Zip Code

Telephone

Facsimile

Tax ID # or Social Security #

Name in which securities should be issued:

Dated:

CERTIFICATE OF SIGNATORY

(To be completed if Notes and Warrants are

being subscribed for by an entity)

I,                                                                  , am the                                                       of                                                                       (the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Securities Purchase Agreement and to purchase and hold the Notes and Warrants offered hereunder, and certify further that the Securities Purchase Agreement, the Confidential Purchaser Questionnaire, and the other Transaction Documents have been duly and validly executed on behalf of the Entity and constitute legal and binding obligations of the Entity.

IN WITNESS WHEREOF, I have set my hand this                      day of                                 , 2014.

Signature)

SCHEDULE A

CONFIDENTIAL PURCHASER QUESTIONNAIRE

(attached)

Exhibit A

Form of Note

(attached)

Exhibit B

Form of Warrant

(attached)

Exhibit C

Form of Tranche Request

Pursuant to the Section 1.3 of that certain Securities Purchase Agreement by and between InSite Vision Incorporated (the “Company”) and certain signatories therein, dated as of [            ] (the “Purchase Agreement”), the Company hereby schedules a Subsequent Closing for a Tranche as follows. Capitalized terms used but not otherwise defined herein are as set forth in the Purchase Agreement.

Aggregate Purchase Price for this Tranche:

Closing Date

Instructions for Payment by Wire Transfer:

[Instructions for Payment by Check:]

Payment must be made at least one Business Day prior to the Closing Date.

Exhibit D

Form of Legal Opinion

(attached)

Exhibit E

Form of Secretary’s Certificate

(attached)

Exhibit F

Form of Compliance Certificate

(attached)